EXHIBIT 99.1

Howard E. Turner

July 11, 2024

Mr. Robert M. Thornton, Jr.

Chairman, President and Chief Executive Officer

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 690

Atlanta, GA 30339

In Re: Resignation from the Board of Directors of SunLink Health Systems, Inc. ("SunLink")

Dear Bob:

I hereby voluntarily resign as a Director of SunLink effective immediately as of this 11th day of July, 2024. This resignation is for personal reasons and is not prompted by any disagreement over any policy of SunLink or any disagreement over any other matter.

Very truly yours,

Howard E. Turner

cc: SunLink Board of Directors

Ms. Teresa Mota, Secretary